Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2005 relating to the financial statements of SinoFresh HealthCare, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003 which appear in the SinoFresh Healthcare, Inc. annual report on Form 10-KSB for the year ended December 31, 2004.

MOORE STEPHENS LOVELACE, P.A.

Date: March 30, 2006	By:	/s/ Moore Stephens Lovelace, P.A.

CERTIFIED PUBLIC ACCOUNTANT